As filed with the Securities and Exchange Commission on July 2, 2018

Registration No. 333-215288

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

Form S-1

On

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTRA ENERGY CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	36-4833255
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephanie Zapata Moore

Vistra Energy Corp.

Executive Vice President and General Counsel

6555 Sierra Drive

Irving, Texas 75039

(214) 812-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

With a copy to:

William D. Howell

Sidley Austin LLP

2021 McKinney Avenue

Dallas, Texas 75201

(214) 981-3418

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) on Form S-3 to the Registration Statement on Form S-1 (File No. 333-215288), declared effective by the Securities and Exchange Commission (the “Commission”) on May 8, 2017 and as amended by that certain Post-Effective Amendment No. 1 filed with the Commission on March 8, 2018 (the “Registration Statement”), is being filed to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to update the prospectus included herein.

The information included in this Post-Effective Amendment amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. None of the selling stockholders of our common stock may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 2, 2018

Vistra Energy Corp.

168,779,076 Shares of Common Stock

This prospectus relates to 168,779,076 shares of Vistra Energy Corp. common stock, par value $.01 per share, which we refer to as our common stock or the Vistra Energy common stock, which may be offered for resale from time to time by the stockholders named under the heading “Principal and Selling Stockholders,” whom we refer to as the selling stockholders. The shares of our common stock offered under this prospectus may be resold by the selling stockholders at fixed prices, prevailing market prices at the times of sale, prices related to such prevailing market prices, varying prices determined at the times of sale or negotiated prices and, accordingly, we cannot determine the price or prices at which shares of our common stock may be resold. The shares of our common stock offered by this prospectus and any prospectus supplement may be resold by the selling stockholders directly to investors or to or through underwriters, dealers or other agents, as described in more detail in this prospectus. For more information, see “Plan of Distribution.” We do not know if, when or in what amounts a selling stockholder may offer shares of our common stock for resale. The selling stockholders may resell all, some or none of the shares of our common stock offered by this prospectus in one or multiple transactions.

We will not receive any of the proceeds from the resale of the shares of our common stock by the selling stockholders, but we have agreed to pay certain registration expenses.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VST.” On June 27, 2018, the closing sales price of our common stock as reported on the NYSE was $23.75 per share.

Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the information referred to under the heading “Risk Factors” in Part I, Item 1A of the Vistra 2017 Form 10-K and Dynegy 2017 Form 10-K, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2018.

About This Prospectus

In this prospectus, except as otherwise indicated herein, or as the context may otherwise require, all references to “Vistra Energy,” “the Company,” “we,” “us” and “our” refer to (a) Vistra Energy Corp. and, unless the context otherwise requires, its direct and indirect subsidiaries and (b) prior to its emergence from bankruptcy (“Emergence”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and, unless the context otherwise requires, its direct and indirect subsidiaries (our “Predecessor”).

This prospectus is part of a resale registration statement that we have filed with the Securities and Exchange Commission (the “Commission”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and resell, from time to time, an aggregate of up to 168,779,076 shares of our common stock under this prospectus in one or more offerings. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about them and the terms on which they are offering and reselling our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. To the extent any statement made in a future prospectus supplement is inconsistent with statements made in this prospectus, the statements made in such prospectus supplement shall control and the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. As a result, you should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision with respect to shares of our common stock.

As permitted under the rules of the Commission, this prospectus incorporates important business and financial information about the Company that is contained in documents that we file with the Commission, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. See “Where You Can Find More Information” in this prospectus. Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus, any prospectus supplement, or any accompanying prospectus supplement, and any document incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 26, 2018 (the “Vistra 2017 Form 10-K”), the Annual Report on Form 10-K of Dynegy Inc. (“Dynegy”) for the year ended December 31, 2017, filed with the Commission on February 22, 2018 (the “Dynegy 2017 Form 10-K”), and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 4, 2018 (“Vistra Q1 2018 Form 10-Q”). You should rely only on the information contained in this prospectus and in the Vistra 2017 Form 10-K, Dynegy 2017 Form 10-K, Vistra Q1 2018 Form 10-Q or other information incorporated by reference herein. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus or as incorporated by reference herein.

The selling stockholders named herein acquired their shares of our common stock as part of the Third Amended Joint Plan of Reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code of Energy Future Holdings Corp. and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC, Energy Future Competitive Holdings Company LLC and our Predecessor, but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries.

The historical financial information and accompanying financial statements and corresponding notes contained or incorporated by reference in this prospectus for periods prior to October 3, 2016 (the “Effective Date”) reflect the actual historical consolidated results of operations, cash flows and financial condition of our Predecessor and do not give effect to the Plan, Emergence or the adoption of fresh-start reporting. Thus, such financial information is not representative of our results of operations, cash flows or financial condition subsequent to the Effective Date. Because our Predecessor ceased owning and operating its historical business upon Emergence and Vistra Energy continues to own and operate, directly and indirectly, substantially the same business that our Predecessor owned and operated prior to Emergence and, as of the Effective Date, Vistra Energy applied fresh-start reporting in its financial statements, references herein to “our” historical consolidated financial information (or data derived therefrom) should be read to refer to the historical consolidated financial information of our Predecessor for periods prior to Emergence and to Vistra Energy for periods subsequent to Emergence. See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation, in the Vistra 2017 Form 10-K for further information.

i

The selling stockholders may only offer to resell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted. You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with information other than that contained in this prospectus or any accompanying prospectus supplement and, if such information is provided to you, then you should not rely on it. Neither we, nor the selling stockholders, take any responsibility for, and can provide no assurance as to the accuracy or completeness of, any other information that others may give you. Neither we, nor the selling stockholders, have authorized any other person to provide you with different or additional information, and neither we nor the selling stockholders are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock hereunder. Our business, financial condition, cash flows, results of operations and prospects may have changed since the date on the front cover of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you. You should carefully read the entire prospectus before making an investment decision, especially the information presented under the heading “Risk Factors.” In this prospectus, except as otherwise indicated herein, or as the context may otherwise require, all references to “Vistra Energy,” “the Company,” “we,” “us” and “our” refer to Vistra Energy Corp., a Delaware corporation, and, unless the context otherwise requires, its direct and indirect subsidiaries.

Our Company

Vistra Energy is a holding company operating an integrated retail and generation platform throughout key competitive power markets in the United States.

In Texas, Vistra Energy has primarily operated through our Luminant and TXU Energy subsidiaries, engaged in competitive electricity market activities including electricity generation, wholesale energy sales and purchases, commodity risk management activities, and retail sales of electricity to end users, all largely in the Electric Reliability Council of Texas, Inc. (“ERCOT”) market. TXU Energy has the largest single brand residential market share in Texas, with approximately 1.7 million residential, commercial and industrial customers. Luminant is the largest generator of electricity in ERCOT, operating approximately 13,600 MW of installed capacity in ERCOT.

On April 9, 2018, Vistra Energy completed the merger with Dynegy Inc. (“Dynegy”), pursuant to an Agreement and Plan of Merger dated October 29, 2017 (the “Merger Agreement”). The combined company serves approximately 300,000 commercial and industrial customers and 2.7 million residential customers in five top retail states, with estimated retail sales of 75 TWh in 2018, and the combined company’s generation fleet totals approximately 41,000 MW of generation capacity with a diverse portfolio of natural gas, nuclear, coal and solar facilities.

As of June 15, 2018, we had approximately 5,566 full-time employees, including approximately 1,127 employees under collective bargaining agreements.

The Offering

The selling stockholders may offer all, some or none of their shares of our common stock from time to time. Please see “Plan of Distribution.”

The following table provides information regarding our common stock. The outstanding share information shown below is based on shares of our common stock outstanding as of June 27, 2018.

Issuer	Vistra Energy Corp.

Outstanding common stock that may be offered by the selling stockholders	Up to 168,779,076 shares

Common stock outstanding	523,862,131 shares

Use of proceeds	We will not receive any of the proceeds from the resale of our common stock by the selling stockholders. See “Use of Proceeds” and “Principal and Selling Stockholders.”

Symbol for common stock	“VST”

Determination of offering price	The selling stockholders may resell all or any part of the shares of our common stock offered hereby from time to time at fixed prices, prevailing market prices at the times of sale, prices related to such prevailing market prices, varying prices determined at the times of sale or negotiated prices.

Risk factors	Before making a decision to invest in our common stock, you should carefully consider the information referred to under the heading “Risk Factors” beginning on page 3.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, as well as other information we include or incorporate by reference into this prospectus, before making an investment decision. In particular, you should consider the risk factors under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2018 (the “Vistra 2017 Form 10-K”), the Annual Report on Form 10-K of Dynegy Inc. (“Dynegy”) for the year ended December 31, 2017, filed with the Commission on February 22, 2018 (the “Dynegy 2017 Form 10-K”), and any updates in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K.

Special Note Regarding Forward-Looking Statements

This prospectus and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, capital allocation, capital expenditures, liquidity, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely,” “unlikely,” “expected,” “anticipated,” “estimated,” “should,” “may,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks and is qualified in its entirety by reference to the section of this prospectus and any accompanying prospectus supplement entitled “Risk Factors” and under a similar heading in documents incorporated by reference into this prospectus, and the following important factors, among others, that could cause our actual results to differ materially from those projected in or implied by such forward-looking statements:

•	the actions and decisions of regulatory authorities;

•	prohibitions and other restrictions on our operations due to the terms of our agreements;

•	prevailing governmental policies and regulatory actions, including those of legislatures and other government actions of states in which we operate, the United States Congress, the United States Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Texas Reliability Entity, Inc., the public utility commissions of states in which we operate, the California Independent System Operator (“CAISO”), Electric Reliability Council of Texas, Inc. (“ERCOT”), the Independent System Operator New England (“ISO-NE”), the Midcontinent Independent System Operator, Inc. (“MISO”), the New York Independent System Operator (“NYISO”), the PJM Interconnection, LLC (“PJM”), the Railroad Commission of Texas, the United States Nuclear Regulatory Commission, the Environmental Protection Agency, the environmental regulatory bodies of states in which we operate, the United States Mine Safety and Health Administration and the United States Commodity Futures Trading Commission, with respect to, among other things:

•	allowed prices;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil fueled generation facilities;

•	operations of mines;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, including National Ambient Air Quality Standards, the Cross-State Air Pollution Rule, the Mercury and Air Toxics Standard, regional haze program implementation and greenhouse gas and other climate change initiatives, and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of an economic downturn;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, and acts of sabotage, wars or terrorist or cyber security threats or activities;

•	our ability to collect trade receivables from counterparties;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, fuel oil and other refined products;

•	changes in the ability of vendors to provide or deliver commodities as needed;

•	changes in market heat rates in the CAISO, ERCOT, ISO-NE, MISO, NYISO and PJM electricity markets;

•	our ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	population growth or decline, or changes in market supply or demand and demographic patterns, particularly in ERCOT, MISO and PJM;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	access to capital, the attractiveness of the cost and other terms of such capital and the success of financing and refinancing efforts, including availability of funds in capital markets;

•	our ability to maintain prudent financial leverage;

•	our ability to generate sufficient cash flow to make principal and interest payments in respect of, or refinance, our debt obligations:

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology (including large scale electricity storage) used by and services offered by us;

•	changes in electricity transmission that allow additional power generation to compete with our generation assets;

•	our ability to attract and retain qualified employees;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and other post-employment benefits, and future funding requirements related thereto, including joint and several liability exposure under the Employee Retirement Income Security Act of 1974, as amended;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	the impact of our obligations under the Tax Receivables Agreement, dated as of the Effective Date, by and between the Company and American Stock Transfer & Trust Company, LLC, as Transfer Agent;

•	our ability to successfully integrate the businesses of Vistra Energy and Dynegy and our ability to successfully capture any projected synergies relating to the Merger; and

•	actions by credit rating agencies.

Any forward-looking statement speaks only at the date on which it is made, and, except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict them. In addition, we may be unable to assess the impact of any such event or condition or the extent to which any such event or condition, or combination of events or conditions, may cause results to differ materially from those contained in or implied by any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered for resale by the selling stockholders. We will not receive any proceeds from any resale of the shares of our common stock offered by this prospectus. The net proceeds from any resale of such shares will be received by the applicable selling stockholders.

Principal and Selling Stockholders

The following table contains information about the estimated beneficial ownership of our common stock for:

•	each stockholder known by us to own beneficially 5% or more of our common stock;

•	each of our directors;

•	each of our Named Executive Officers;

•	all directors and executive officers as a group; and

•	each of the selling stockholders.

The number of shares and percentage of ownership indicated in the following table is based on the 523,786,080 shares of Vistra Energy Corp. common stock outstanding as of May 31, 2018. Unless set forth in this section or under “Certain Relationships and Related Transactions, and Director Independence” in the Vistra 2017 Form 10-K and any disclosure under a similar heading in the documents incorporated by reference in this prospectus, to our knowledge, none of the selling stockholders have, or within the past three years have had, any material relationship with us or with any of our predecessors or affiliates.

Information with respect to beneficial ownership has been furnished by each director, officer, beneficial owner of more than 5% of our common stock and selling stockholder. Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Maximum Number of Shares of Common Stock That May Be Offered for Resale by this Prospectus	Percentage of Shares of Common Stock Beneficially Owned
			Before Any Offering	If Maximum Number of Shares Offered are Sold
5% Stockholders
Selling Stockholders
Apollo Funds (1)	47,127,762	47,127,762	9.00%	0%
Brookfield Asset Management Inc. Managed Entities (2)	66,370,568	66,370,568	12.67%	0%
Opps VIIb TCEH Holdings, LLC (3)	45,708,250	45,708,250	8.73%	*
Non-Selling 5% Stockholders
The Vanguard Group, Inc. (4)	31,511,213	0	6.02%	6.02%

Directors and Executive Officers
Hilary E. Ackermann (5)	24,154	0	*	*
Gavin R. Baiera (6)	0	0	0%	0%
Paul M. Barbas (7)	25,490	0	*	*
Brian K. Ferraioli (8)	12,107	0	*	*
Scott B. Helm (9)	16,042	0	*	*
Jeff D. Hunter (10)	17,169	0	*	*
Cyrus Madon (11)	66,370,568	66,370,568	12.67%	0%
Curtis A. Morgan (12)	251,103	0	*	*
Geoffrey Strong (13)	0	0	0%	0%
John R. Sult (14)	30,032	0	*	*
Bruce E. Zimmerman	0	0	0%	0%
James A. Burke (15)	136,723	0	*	*
Sara Graziano (16)	38,278	0	*	*
J. William Holden (17)	87,981	0	*	*
Scott A. Hudson (18)	31,899	0	*	*
Carrie Lee Kirby (19)	51,040	0	*	*
Stephanie Zapata Moore (20)	38,278	0	*	*
Stephen J. Muscato (21)	31,899	0	*	*
Christy Dobry (22)	5,756	0	*	*
All directors and current executive officers as a group (19 persons)	67,169,319	66,169,319	12.82%	*

*	Represents less than 1%

(1)	Represents shares of common stock held of record by various entities (collectively, the Apollo Funds) for which affiliates of Apollo Principal Holdings III, L.P. (Principal Holdings III), APH Holdings, L.P. (APH Holdings) and APH Holdings (DC), L.P. (APH Holdings (DC)), respectively, serve as investment advisors, and in some cases as general partners, of certain of the Apollo Funds. Apollo Principal Holdings III GP, Ltd. (Principal Holdings III GP) is the general partner of Principal Holdings III and APH Holdings, and Apollo Principal Holdings IV GP, Ltd. (Principal Holdings IV GP) is the general partner of APH Holdings (DC). Also includes shares of common stock held of record by certain of the Apollo Funds for which affiliates of Apollo Management Holdings, L.P. (Management Holdings) serve as investment managers or portfolio managers. The general partner of Management Holdings is Apollo Management Holdings GP, LLC (Management Holdings GP). Leon Black, Joshua Harris and Marc Rowan are the directors of Principal Holdings III GP and Principal Holdings IV GP, and the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control over the shares of common stock held by the Apollo Funds. The address of each of APH Holdings, APH Holdings (DC) and Principal Holdings IV GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Principal Holdings III and Principal Holdings III GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)	Reflects shares of common stock held by entities affiliated with and/or with accounts managed by affiliates of Brookfield Asset Management Inc. The registered holders of shares include BCP Titan Aggregator, L.P., BCP Titan Sub Aggregator, L.P., Brookfield Titan Holdings LP, 11 co-investment limited partnership vehicles of which Titan Co-Investment GP, LLC is the general partner, Longhorn Capital GS LP and Seismic Holding LLC (collectively, the investment vehicles).

The following Brookfield entities, which do not themselves hold any shares of common stock but which are controlling entities of certain of the investment vehicles, may be deemed to constitute a “group” with the investment vehicles within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the “group” may be deemed to beneficially own all shares of common stock held by all members of the “group” set forth in the table above: Brookfield Asset Management Inc., Partners Limited, Brookfield Private Equity Inc., Brookfield US Corporation, Brookfield Private Equity Holdings LLC, Brookfield Private Equity Direct Investments Holdings LP, Titan Co-Investment GP, LLC, Brookfield Private Equity Group Holdings LP, Brookfield Capital Partners Ltd., Brookfield Holdings Canada Inc., Brookfield Private Funds Holdings Inc., Brookfield Canada Adviser and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (BAMPIC).

The total number of reported shares includes the shares beneficially owned by Seismic Holding LLC. By virtue of various agreements and arrangements with Seismic Holding LLC, Brookfield Asset Management Inc. and certain of the investment vehicles share beneficial ownership of shares beneficially owned by Seismic Holding LLC. See footnote (4) to this table.

Each of the investment vehicles expressly disclaims, to the extent permitted by applicable law, beneficial ownership of any shares of common stock held by each of the other investment vehicles and the existence of a “group” involving the other investment vehicles or other Brookfield affiliates set forth in this footnote.

The numbers above include certain shares held in reserve by Vistra Energy’s transfer agent upon Emergence, pending release following the resolution of intercreditor arrangements in connection with the Plan.

The address of each Brookfield-managed entity (other than Seismic Holding LLC) is c/o BAMPIC, 250 Vesey Street, 15th Floor, New York, New York 10281.

(3)	The managing member of Opps VIIb TCEH Holdings, LLC is OCM Opportunities Fund VIIb Delaware, L.P. The general partner of OCM Opportunities Fund VIIb Delaware, L.P. is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC.

Includes 34,719,812 common shares of the Issuer directly held by certain funds, accounts and special purpose entities managed by Oaktree Capital Management, L.P. or its affiliates. The general partner of Oaktree Capital Management, L.P. is Oaktree Holdings, Inc. The sole shareholder of Oaktree Holdings, Inc. and the managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. The duly elected manager of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings GP, LLC (OCGH GP). OCGH GP is managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, David M. Kirchheimer and Sheldon M. Stone. The address for all of the entities and individuals identified above is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(4)	Reflects shares of common shares held as of March 31, 2018.
(5)	23,154 of the shares are common shares owned directly by Ms. Ackermann; and 652 are common shares owned by her spouse.
(6)	The shares reported exclude 18,320,311 shares owned by funds and accounts managed by Angelo, Gordon & Co. that were previously disclosed and may have been deemed to be beneficially owned by Mr. Baiera as managing director thereof due to the fact that Mr. Baiera is no longer associated with Angelo, Gordon & Co.
(7)	All of the shares reported are common shares owned directly by Mr. Barbas.
(8)	All of the shares reported are common shares owned directly by Mr. Ferraioli.
(9)	All of the shares reported are common shares owned directly by Mr. Helm.
(10)	All of the shares reported are common shares owned directly by Mr. Hunter and 10,000 of these shares have been pledged as security.
(11)	All of the shares reported are beneficially owned by the Brookfield Asset Management Inc. Managed Entities as disclosed in footnote (2) to this table and may be deemed to be beneficially owned by Mr. Madon as the senior managing partner of Brookfield Asset Management Inc. To the extent Mr. Madon is deemed to be the beneficial owner of any such shares beneficially owned by the Brookfield Asset Management Inc. Managed Entities, Mr. Madon expressly disclaims beneficial ownership thereof.
(12)	119,525 of the shares reported are common shares owned directly by Mr. Morgan; and 131,578 of the shares are vested stock options.
(13)	Mr. Strong is associated with Apollo Management, L.P. (Apollo Management) and its affiliate, Apollo Management Holdings, L.P. (Management Holdings). Affiliates of Apollo Management and Management Holdings directly or indirectly serve as investment managers, portfolio managers, investment advisors, and in some cases serve as general partners of, the Apollo Funds. As such, Management Holdings, Apollo Management and its affiliated investment managers or investment advisors may be deemed to beneficially own the shares of common stock held by certain of the Apollo Funds. Mr. Strong disclaims beneficial ownership of all of the shares of common stock that may be deemed to be beneficially owned by the Apollo Funds, Apollo Management, Management Holdings or any of their affiliated investment managers or advisors. The address of Mr. Strong is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(14)	All of the shares reported are common shares owned directly by Mr. Sult.

(15)	31,460 of the shares reported are common shares owned directly by Mr. Burke; and 105,263 of the shares are vested stock options.
(16)	6,700 of the shares reported are common shares owned directly by Ms. Graziano; and 31,578 of the shares are vested stock options.
(17)	17,598 of the shares reported are common shares owned directly by Mr. Holden; and 70,383 of the shares are vested stock options.
(18)	5,584 of the shares are common shares owned directly by Mr. Hudson; and 26,315 of the shares are vested stock options.
(19)	8,935 of the shares reported are common shares owned directly by Ms. Kirby; and 42,105 of the shares are vested stock options.
(20)	6,700 of the shares reported are common shares owned directly by Ms. Moore; and 31,578 of the shares are vested stock options.
(21)	5,584 of the shares are common shares owned directly by Mr. Muscato; and 26,315 of the shares are vested stock options.
(22)	1,756 of the shares reported are common shares owned directly by Ms. Dobry; and 4,000 of the shares are vested stock options.

Plan of Distribution

We are registering the resale of shares of our common stock covered by this prospectus by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds of any such resale of shares of our common stock. The aggregate proceeds to the selling stockholders from the resales of shares or our common stock will be the purchase price of the shares less any discounts and commissions.

The selling stockholders or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (some or all of whom may be selling stockholders), may sell some or all of the shares of common stock covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed or quoted, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at prices determined at the time of sale, or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	crosses in which the same broker or dealer acts as an agent on both sides of the trades;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the shares (including the issuance by the selling stockholder of derivative securities), whether or not the options are listed on an options exchange or otherwise;

•	through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	“at the market” to or through market makers or into an existing market for the securities;

•	by pledge to secure debts and other obligations (including obligations associated with derivatives transactions);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	any combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We do not know of any arrangements by the selling stockholders for the sale of any of these shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter, dealer or agent, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, any public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

For example, the selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals or as agents of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, at prices determined at the time of sale, or at prices otherwise negotiated. Broker-dealers may use block transactions and sales to and through broker-dealers, including crosses and other transactions of the nature described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of shares offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for such selling stockholder’s shares will otherwise remain unchanged.

A selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into options or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan the shares offered hereby to a broker-dealer and the broker-dealer may sell the loaned shares pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the names of the selling stockholders, aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, dealers or underwriters and any applicable compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). Pursuant to a FINRA requirement, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than

8% of the gross proceeds received by the selling stockholders for the sale of any shares of common stock being offered by this prospectus and any applicable prospectus supplement.

The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register resales of such shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay certain expenses in connection with certain resales of the shares registered pursuant to the registration statement of which this prospectus is a part, including the fees and expenses of one counsel retained by the selling stockholders. In addition, we have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay substantially all of the expenses incidental to the registration of resales of shares of our common stock, including the payment of federal securities law and state “blue sky” registration fees but excluding underwriting discounts and commissions relating to the sale of common stock.

We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Regulation D of the Securities Act may be sold under Rule 144 or Regulation D, as applicable, rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be resold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be resold unless it has been registered or qualified for resale or an exemption from registration or qualification is available and complied with.

Incorporation by Reference of Certain Documents

The Commission allows us to “incorporate by reference” in this prospectus information that we file with it, which means that we are disclosing important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. This prospectus incorporates by reference all documents we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) and the documents filed by Vistra Energy listed below:

•	Vistra Energy’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 26, 2018;

•	Dynegy’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 22, 2018;

•	Vistra Energy’s Current Reports on Form 8-K filed with the Commission on January 29, 2018, February 22, 2018, February 28, 2018, March 2, 2018, April 5, 2018, April 9, 2018, April 27, 2018, May 4, 2018, May 24, 2018, June 1, 2018, June 15, 2018, and June 29, 2018;

•	Vistra Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 4, 2018; and

•	the description of our common stock set forth in our registration statement on Form 8-A (File No. 001-38086), filed with the Commission on May 4, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Legal Matters

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, Dallas, Texas.

Experts

The consolidated financial statements of (a) Vistra Energy Corp. and its subsidiaries as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and for the period October 3, 2016 through December 31, 2016, and (b) its Predecessor Company for the period January 1, 2016 through October 2, 2016 and for the year ended December 31, 2015, and the related financial statement schedule incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated June 15, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs regarding adoption of ASU 2016-18 and the emergence from bankruptcy and the non-comparability of Vistra Energy Corp. and its subsidiaries to its Predecessor Company), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Dynegy Inc. incorporated by reference in Dynegy Inc.’s Annual Report (Dynegy 2017 Form 10-K) for the year ended December 31, 2017, and the effectiveness of Dynegy Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to resales of the shares of our common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock that may be offered under this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in all respects by reference to, the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file periodic reports, proxy statements and other information with the Commission.

We maintain a website at www.vistraenergy.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. However, the reference to our web address does not constitute incorporation by reference of the information contained at such site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses payable by the Company in connection with the sale of the common stock being registered, other than underwriting discount and commissions, are estimated as follows. All amounts except the Commission registration fee are estimated.

Commission Registration Fee	$275,726.77
Legal fees and expenses	$1,100,000
Accounting fees and expenses	$700,000
Printing of registration statement, prospectus, etc.	$400,000

Total	$2,475,726.77

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Vistra Energy Corp. is incorporated under the laws of the state of Delaware.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.

Article XII of the Charter eliminates the personal liability of Vistra Energy’s directors to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director to Vistra Energy or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Vistra Energy or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends), or (d) for any transaction from which the director derived an improper personal benefit. Under the Bylaws, Vistra Energy agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.

Article VI of the Bylaws provides that Vistra Energy shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or other threatened, pending or completed proceeding, whether brought by or in the right of Vistra Energy or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature by reason of the fact that he or she is or was a director, an officer, or while a director or officer of Vistra Energy is or was serving at the request of Vistra Energy as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by applicable law, including, without limitation, the DGCL. Under the Bylaws, except as otherwise required by law, Vistra Energy shall indemnify an officer or director in connection with a proceeding initiated by the officer or director, only if such proceeding or part thereof was authorized or ratified by the Board.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers may, in such capacities, incur.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

2.1*	Order of the United States Bankruptcy Court for the District of Delaware Confirming the Third Amended Joint Plan of Reorganization

2.2*	Agreement and Plan of Merger, dated as of October 29, 2017, by and between Vistra Energy Corp. and Dynegy Inc.

4.1*	Registration Rights Agreement, by and among TCEH Corp. (now known as Vistra Energy Corp.) and the Holders party thereto, dated as of October 3, 2016

4.2*	2022 Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.3*	First Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.11 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.4*	Second Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.12 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.5*	Third Supplemental Indenture to the 2022 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.17 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.6*	Fourth Supplemental Indenture to the 2022 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

4.7*	Fifth Supplemental Indenture to the 2022 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.8*	Sixth Supplemental Indenture to the 2022 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.24 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.9*	Seventh Supplemental Indenture to the 2022 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.25 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.10*	Eighth Supplemental Indenture to the 2022 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.19 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.11*	Ninth Supplemental Indenture to the 2022 Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.1 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.12*	Form of 7.375% Senior Note due 2022 (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.13*	2023 Notes Indenture, dated May 20, 2013, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on May 21, 2013)

4.14*	First Supplemental Indenture to the 2023 Notes Indenture, dated as of December 5, 2014, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-K (No. 001-33443) filed on February 27, 2014)

4.15*	Second Supplemental Indenture to the 2023 Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.20 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.16*	Third Supplemental Indenture to the 2023 Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.28 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.17*	Fourth Supplemental Indenture to the 2023 Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.4 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

4.18*	Fifth Supplemental Indenture to the 2023 Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.4 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.19*	Sixth Supplemental Indenture to the 2023 Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.7 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.20*	Seventh Supplemental Indenture to the 2023 Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.8 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.21*	Eighth Supplemental Indenture to the 2023 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.29 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.22*	Ninth Supplemental Indenture to the 2023 Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.2 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.23*	Form of 5.875% Senior Note due 2023 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on May 21, 2013)

4.24*	2024 7.625% Notes Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and the Trustee (which is incorporated by reference to Exhibit 4.9 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.25*	First Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.14 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.26*	Second Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 1, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.15 of Dynegy’s Form 8-K (No. 001-33443) filed on April 7, 2015)

4.27*	Third Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 2, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.21 of Dynegy’s Form 8-K (No. 001-33443) filed on April 8, 2015)

4.28*	Fourth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated May 11, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-Q (No. 001-33443) filed on August 7, 2015)

4.29*	Fifth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated September 21, 2015, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 10-Q (No. 001-33443) filed on November 5, 2015)

4.30*	Sixth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 2, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.32 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.31*	Seventh Supplemental Indenture to the 2024 7.625% Notes Indenture, dated February 7, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.33 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.32*	Eighth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.39 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.33*	Ninth Supplemental Indenture to the 2024 7.625% Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.3 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.34*	Form of 7.625% Senior Note due 2024 (which is incorporated by reference to Exhibit 4.9 of Dynegy’s Form 8-K (No. 001-33443) filed on October 30, 2014)

4.35*	2024 8.034% Notes Indenture, dated February 2, 2017, by and among Dynegy, the guarantors party thereto and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.36*	First Supplemental Indenture to the 2024 8.034% Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.41 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.37*	Second Supplemental Indenture to the 2024 8.034% Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.43 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.38*	Third Supplemental Indenture to the 2024 8.034% Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.4 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.39*	Form of 8.034% Senior Note due 2024 (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.40*	2025 Notes Indenture, dated October 11, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on October 11, 2016)

4.41*	First Supplemental Indenture to the 2025 Notes Indenture, dated February 2, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.35 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.42*	Second Supplemental Indenture to the 2025 Notes Indenture, dated February 7, 2017, between Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.36 of Dynegy’s Form 10-K (No. 001-33443) filed on February 24, 2017)

4.43*	Third Supplemental Indenture to the 2025 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.48 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.44*	Fourth Supplemental Indenture to the 2025 Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.5 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.45*	Form of 8.000% Senior Note due 2025 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on October 11, 2016)

4.46*	2026 Notes Indenture, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.47*	Registration Rights Agreement, dated August 21, 2017, among Dynegy, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.48*	First Supplemental Indenture to the 2026 Notes Indenture, dated April 9, 2018, among the Company, the Subsidiary Guarantors (as defined therein), and the Trustee (which is incorporated by reference to Exhibit 4.52 of Vistra Energy’s Form 8-K (No. 001-38086) filed on April 9, 2018)

4.49*	Second Supplemental Indenture to the 2026 Notes Indenture, dated June 14, 2018, among the Company, the Guaranteeing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein) and the Trustee (which is incorporated by reference to Exhibit 4.6 of Vistra Energy’s Form 8-K (No. 001-38086) filed on June 15, 2018)

4.50*	Form of 8.125% Senior Note due 2026 (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on August 21, 2017)

4.51*	Purchase Contract Agreement, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.52*	First Supplement to the Purchase Contract Agreement, dated April 9, 2018, between the Company, the Purchase Contract Agent and the Trustee (which is incorporated by reference to Exhibit 4.5 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.53*	Form of Unit (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.54*	Form of Purchase Contract (which is incorporated by reference to Exhibit 4.3 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.55*	Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.56*	First Supplemental Indenture to the Amortizing Notes Indenture, dated June 21, 2016, between Dynegy and the Trustee (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.57*	Second Supplemental Indenture to the Amortizing Notes Indenture, dated April 9, 2018, between the Company and the Trustee (which is incorporated by reference to Exhibit 4.3 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.58*	Form of Amortizing Note (which is incorporated by reference to Exhibit 4.2 of Dynegy’s Form 8-K (No. 001-33443) filed on June 21, 2016)

4.59*	Warrant Agreement, dated February 2, 2017, by and among Dynegy, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

4.60*	Supplemental Warrant Agreement, dated as of April 9, 2018 among the Company and the Warrant Agent (which is incorporated by reference to Exhibit 4.2 of Vistra Energy’s Registration Statement on Form 8-A (No. 001-38086) filed on April 9, 2018)

4.61*	Form of Warrant (which is incorporated by reference to Exhibit 4.1 of Dynegy’s Form 8-K (No. 001-33443) filed on February 7, 2017)

5.1*	Opinion of Sidley Austin LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

23.3*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature pages hereto)

*	Previously filed.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas on July 2, 2018.

Vistra Energy Corp. (Registrant)

By:	/s/ Curtis A. Morgan
	Name:	Curtis A. Morgan
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Curtis A. Morgan, J. William Holden and Stephanie Zapata Moore, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, as the case may be, which amendments may make such changes in such registration statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever, which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on July 2, 2018:

Signatures	Title

* Curtis A. Morgan	President, Chief Executive Officer and Director (Principal Executive Officer)

* J. William Holden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Christy Dobry	Vice President and Controller (Principal Accounting Officer)

* Scott B. Helm	Chairman and Director

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director

* Gavin R. Baiera	Director

/s/ Paul M. Barbas Paul M. Barbas	Director

* Brian K. Ferraioli	Director

* Jeff D. Hunter	Director

* Cyrus Madon	Director

* Geoffrey D. Strong	Director

/s/ John R. Sult John R. Sult	Director

/s/ Bruce E. Zimmerman Bruce E. Zimmerman	Director

*By:	/s/ Curtis A. Morgan
Curtis A. Morgan
Attorney-in-fact